EXHIBIT 8(j)(12)

SCHEDULE A REVISION 9-29-2017 (COLUMBIA)

SCHEDULE A

To

Participation Agreement

Between

Columbia Funds Variable Series Trust II

Columbia Management Investment Advisers, LLC

Columbia Management Investment Distributors, Inc.

and

Transamerica Life Insurance Company

Transamerica Financial Life Insurance Company

Transamerica Premier Life Insurance Company

Transamerica Advisors Life Insurance Company

Dated April 1, 2011

SEPARATE ACCOUNTS, CONTRACTS, PORTFOLIOS

Effective as of September 29, 2017

SEPARATE ACCOUNTS

Transamerica Life Insurance Company:

PFL Corporate Account One

Retirement Builder Variable Annuity Account

Separate Account VA-5

Transamerica Corporate Account Sixteen

Transamerica Separate Account R3

Transamerica Financial Life Insurance Company:

ML of New York Variable Annuity Separate Account A

Separate Account VA-5NLNY

TFLIC Separate Account C

TFLIC Separate Account VNY

Transamerica Premier Life Insurance Company:

Separate Account VA CC

Transamerica Advisors Life Insurance Company:

Merrill Lynch Life Variable Annuity Separate Account A

Merrill Lynch Variable Life Separate Account

CONTRACTS

Transamerica Life Insurance Company:

Advantage R3

Advantage V

Advantage VI

Advantage X

Distinct AssetsSM Variable Annuity

Huntington Allstar Select

Premier Asset Builder Variable Annuity

Retirement Income BuildersSM IV

Transamerica Opportunity Builder Variable Annuity

Transamerica Preferred Advantage Variable Annuity

Transamerica Traditions Variable Annuity

Transamerica Financial Life Insurance Company:

Advisor’s EdgeSM Variable Annuity

Advisor’s EdgeSM NY Variable Annuity

Distinct Assets Variable AnnuitySM

Merrill Lynch Retirement PowerSM

Merrill Lynch Retirement OptimizerSM

Transamerica Premier Life Insurance Company:

Advisor’s EdgeSM Variable Annuity

Advisor’s Edge Select SM Variable Annuity

Transamerica Advisors Life Insurance Company:

Merrill Lynch Legacy Power

Merrill Lynch Retirement OptimizersSM

Merrill Lynch Retirement PowersSM

PORTFOLIOS

Transamerica Life Insurance Company - Class 1:

Columbia Variable Portfolio – Dividend Opportunity Fund

Columbia Variable Portfolio – Income Opportunities Fund

Columbia Variable Portfolio – Mid Cap Growth Fund

Columbia Variable Portfolio – Mid Cap Value Fund

Columbia Variable Portfolio – Large Cap Growth Fund

Columbia Variable Portfolio – Select International Equity Fund

Variable Portfolio – Loomis Sayles Growth Fund

Transamerica Premier Life Insurance Company - Class 2:

Columbia Variable Portfolio – Mid Cap Growth Fund

Columbia Variable Portfolio – Seligman Global Technology Fund